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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                              SATELLINK PAGING INC.


                                    ARTICLE I

                                     OFFICES

      The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

      2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within four (4) months of the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

      2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President or any holder or holders of as much as twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.
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      2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

      2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than fifty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

      2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be


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transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

      2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof, or by the holders of such lesser number of shares as may be required in accordance with any lawful provision of the Articles of Incorporation, and any further requirements of law pertaining to such consents have been complied with.

                                   ARTICLE III

                                    DIRECTORS

      3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

      3.2 Number of Directors. The shareholders shall fix by resolution the precise number of members of the Board of Directors, provided that the Board of Directors shall consist of


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not fewer than three (3) nor more than seven (7) members unless there are fewer than three (3) shareholders, in which case there may be two (2) directors or, if at any time at least 51% of the stock of the corporation shall be held by one
(1) person, the Shareholders may determine to have only one (1) member of the Board of Directors. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

      3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the Directors to continue for a term of office until the next election of directors by the Shareholders and until the election and qualification of the successor.

      3.4 Meetings. The Directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any two Directors, on two days' written


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notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

      3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to such consents have been complied with.

      3.6 Removal. Any Director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

      3.7 Interested Directors and Officers. An interested director or officer is one who is a party, to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions


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between the corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the board of directors or appropriate committee by the affirmative votes of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, committee, or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board or committee which authorizes the contract or transaction.

      3.8 Committees of the Board. The Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more Directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in managing the corporate business and affairs, and may have


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power to authorize the seal of the corporation to be fixed to all papers which may require it. The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

      4.1 General Provisions. The officers of the corporation shall consist of a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except the offices of President and Secretary.


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      4.2 President. The President shall be the chief executive officer of the corporation and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the corporation.

      4.3 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

      4.4 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or Board of Directors.

      4.5 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.


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      4.6 Vice Presidents. The corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

      5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

      5.2 Transfer of Shares. Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

      5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.


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                                   ARTICLE VI

                                      SEAL

      The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

                                   ARTICLE VII

                                    AMENDMENT

      These bylaws may be amended by majority vote of the Board of Directors of the corporation or by majority vote of the shareholders, provided that the shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      The corporation shall indemnify and save harmless the Directors, officers, employees or agents of the corporation for personal losses or damages incurred for acts or omissions done or not done on behalf of the corporation in accordance with the


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Indemnification Policy (the Policy) attached hereto as Exhibit A and incorporated herein by this reference. It is the intention of the corporation that indemnification under the Policy shall extend to the maximum indemnification possible under the laws of the State of Georgia.


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                                    EXHIBIT A

                             INDEMNIFICATION POLICY

                                       OF

                              SATELLINK PAGING INC.


      1. Under the circumstances prescribed in Paragraphs 3 and 4 below, the corporation shall indemnify and hold harmless any person who was or who is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he
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reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      2. Under the circumstances prescribed in Paragraphs 3 and 4 below, the corporation shall indemnify and hold harmless any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.


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      3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      4. Except as provided in Paragraph 3 and except as may be ordered by a court, any indemnification under Paragraphs 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs 1 and 2. Such a determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion; or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or


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proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Indemnification Policy.

      6. The indemnification and advancement of expenses provided by or granted pursuant to this Indemnification Policy shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such by-law, resolution, or agreement, would be placed before the shareholders, both as to action by a Director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position. No such other rights, in respect to indemnification or otherwise, may be provided or granted to a Director, officer, employee, or agent pursuant to this policy: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liabilities set forth in Georgia Business


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Corporation Code, Section 14-2-154; or (iv) for any transaction from which the director derives an improper personal benefit.

      7. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Indemnification Policy.

      8. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, sent by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


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      The indemnification and advancement of expenses provided by or granted pursuant to this Indemnification Policy shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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